UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2022

FLEXSHOPPER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37945	20-5456087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Yamato Road, Suite 260 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 353-9289

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FPAY	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

FlexShopper, Inc. (the “Company”)

December 3, 2022

Item 1.01. Entry into a Material Definitive Agreement.

On December 3, 2022, Flex Revolution, LLC (the “Buyer”), a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company, closed a transaction pursuant to an asset purchase agreement (as amended by an amendment thereto, the “Asset Purchase Agreement”) with Revolution Financial, Inc., a provider of consumer loans and credit products (collectively with certain of its subsidiaries, “Revolution”), pursuant to which the Buyer purchased the consumer loan portfolio and associated assets of Revolution. In consideration for the sale of the Revolution assets, the Buyer paid Revolution at closing the sum of $5.0 million in cash, pursuant to the Buyer’s five-year, 8.0% unsecured promissory note in such principal amount, subject to certain mandatory prepayments of excess cash flow (the “Seller Note”), and the Buyer agreed to assume Revolution’s consumer loan portfolio as of the closing of the Revolution transaction. The parties to the Asset Purchase Agreement have each made customary representations and warranties in the Asset Purchase Agreement, and have agreed to indemnify each other for breaches of such representations and warranties. The Buyer’s primary recourse in the event of a claim for which it is owed indemnification by Revolution under the Asset Purchase Agreement is to offset the Seller Note equal to the indemnifiable losses subject to such claim.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 and incorporated herein by reference.

On December 8, 2022, the Company issued a press release announcing the consummation of the transactions contemplated by the Asset Purchase Agreement. A copy of the press release announcing entry into the Asset Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of October 10, 2022, by and among FlexShopper Revolution, LLC, the sellers signatory thereto, and Revolution Financial, Inc.*
2.2	Amendment to Asset Purchase Agreement, dated as of December 1, 2022, by and among FlexShopper Revolution, LLC, the sellers signatory thereto, and Revolution Financial, Inc.*
99.1	Press Release, dated December 8, 2022, issued by FlexShopper, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Asset Purchase Agreement have been omitted from this Report and will be furnished supplementally to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSHOPPER, INC.

Dated: December 8, 2022	By:	/s/ Richard House, Jr.
		Name:	Richard House, Jr.
		Title:	Chief Executive Officer

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